                                                                            EXHIBIT 10.4

FIRST GUARANTY BANK
EMPLOYEE STOCK OWNERSHIP PLAN
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Amendment Number Three
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The First Guaranty Bank Employee Stock Ownership Plan (the “Plan”) is hereby amended, effective on the effective date of the merger of Homestead Bank with and into First Guaranty Bank, in accordance with the following:

1.	The definition of “Hours of Service” is amended at sub-paragraph “(a)” to include the following sentence:

“For purposes of determining “Hours of Service” for the 2007 Plan Year for former employees of Homestead Bank who become employees of First Guaranty Bank and who first become eligible to participate in the Plan on the effective date of the merger of Homestead Bank with and into First Guaranty Bank, “Hours of Service” shall include each hour for which an employee is paid or entitled to be paid for services by Homestead Bank during 2007 prior to the merger effective date.”

2.	Section 3.1 of the Plan shall be amended by adding the following at the end thereof:

“Notwithstanding the foregoing, an employee of Homestead Bank who becomes an employee of the Bank on the effective date of the merger of Homestead Bank with the Bank shall receive credit for eligibility purposes for all periods of service while employed at Homestead Bank.  An employee referenced in the above sentence shall enter the Plan as of the effective date of the merger if such employee satisfies the eligibility requirements of this Section 3.1 at such time, or, if later, on the Entry Date coincident with or next following the completion of the eligibility requirements set forth herein.”

3.	Section 9.2 of the Plan shall be amended by adding the following after its first sentence:

“Notwithstanding the above, an employee of Homestead Bank who becomes an employee of the Bank on the effective date of the merger of Homestead Bank with the Bank shall receive credit for purposes of determining Vesting Years under the Plan for each calendar year in which such person completed 1,000 Hours of Service with Homestead Bank prior to the effective date of said merger, up to a maximum of three Vesting Years.  Also, for these purposes, Hours of Service credited for employment at Homestead Bank in calendar year 2007 prior to the effective date of the merger with the Bank shall be deemed to be Hours of Service for the Bank for purposes of determining Vesting Years under this Section 9.2.”

IN WITNESS WHEREOF, this Amendment Number Three has been executed by the duly authorized officers of First Guaranty Bank as the 21st day of May 2007.

FIRST GUARANTY BANK

 07/21/2007                                                                                                                   By:  /s/Collins Bonicard
Date                                              Collins Bonicard
                                                  Secretary to the Board of Directors